SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549







                            FORM 8-K

                         CURRENT REPORT



                Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934


                 Date of Report: March 24, 1997




                        MS FINANCIAL, INC.

      (Exact name of registrant as specified in its charter)






     Delaware                       0-26474             64-0835847
(State or other jurisdiction       (Commission          (IRS Employer
of incorporation or organization)   File Number)         I. D. Number)



   715 S. Pear Orchard Road
          Suite 300
  Ridgeland, Mississippi 39157            (601) 978-6737
  (Address of principal executive         (Registrant's telephone number,
       offices) (Zip Code)                including area code)

Item 5.   Other Events


     On March 6, 1997, MS Financial, Inc. announced the resignation of Philip J. Hubbuch, Jr., vice chairman and CEO, effective February 28, 1997, to pursue other business interests.

     The company recently announced terms of Search Capital
Group's pending acquisition of MS Financial.

     MS Financial is a specialized consumer finance company that purchases and services retail installment contracts on new and used cars and light duty trucks. The company serves more than 800 dealerships in 13 states.

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                   MS FINANCIAL, INC.



Dated:   March 24, 1997            By:/s/ R. Dale Miller
                                     R. Dale Miller
                                     Controller and Principal
                                     Accounting Officer